MONTHLY STATEMENT
                  ---------------------------------------------

                             PROVIDIAN MASTER TRUST
                                  SERIES 2000-1
                  ---------------------------------------------

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 2000-1 Supplement dated as of February 1, 2000 (as amended and supplemented, the "Series Supplement"), between Providian National Bank ("PNB"), Seller and Servicer, and Bankers Trust Company, Trustee, PNB as Servicer is required to prepare certain information each month regarding current distributions to Class A Certificateholders, Class B Certificateholders, Collateral Interest Holder and the Class D Interest Holder and the performance of the Providian Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 2000-1 Certificates with respect to the Distribution Date occurring on July 17, 2000, and with respect to the performance of the Trust during the month of May is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 2000-1 Class A Certificates and Class B Certificates (stated on the basis of $1,000 original certificate principal amount)

     (1)  The total amount distributed to Class A Certificateholders  per $1,000 original certificate principal amount........................$6.241667

     (2) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to interest per $1,000 original certificate principal amount.................................$6.241667

     (3) The amount set forth in A(1) above distributed to Class A Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

     (4)  The total amount distributed to Class B Certificateholders  per $1,000 original certificate principal amount........................$6.338889

     (5) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to interest per $1,000 original certificate principal amount.................................$6.338889

     (6) The amount set forth in A(4) above distributed to Class B Certificateholders with respect to principal per $1,000 original certificate principal amount.................................$0.000000

B)   Information Regarding the Performance of the Trust

     (1)  Allocation   of   Receivables   Collections   to  the  Series   2000-1
          Certificates

          (a) The aggregate amount of Finance Charge Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$127,093,098.32

          (b) The aggregate amount of Interchange collected and allocated to the Trust for the Monthly Period immediately preceding the
               Distribution Date...................................$6,329,240.00

          (c) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
               Date..............................................$586,438,697.02

          (d) The Floating Allocation Percentage with respect to the Series 2000-1 Certificates for the Monthly Period immediately preceding the Distribution Date...................................6.781897%

          (e) The Principal Allocation Percentage with respect to the Series 2000-1 Certificates for the Monthly Period immediately preceding the Distribution Date...................................6.781897%

          (f) The Finance Charge Receivables and Interchange collected and allocated to the Series 2000-1 Certificates for the Monthly Period immediately preceding the Distribution
               Date................................................$9,048,566.04

          (g) The Principal Receivables collected and allocated to the Series 2000-1 Certificates for the Monthly Period immediately preceding the Distribution Date..............................$39,771,670.52

     (2)  Available  Finance  Charge   Collections  and  Reallocated   Principal
          Collections for Series 2000-1 for the Monthly Period immediately preceding the Distribution Date.

          (a)  The Finance  Charge  Receivables  and  Interchange  collected and allocated to the Series 2000-1 Certificates.........$9,048,566.04

          (b)  Collection   Account  and  Special  Funding  Account   investment
               earnings allocated to the Series 2000-1 Certificates...$64,029.24

          (c)  Principal Funding Account Investment Proceeds...............$0.00

          (d)  Class A Reserve Draw Amount.................................$0.00

          (e)  Class B Reserve Draw Amount.................................$0.00

          (f)  Additional  Finance  Charges from other  Series  allocated to the
               Series 2000-1 Certificates..................................$0.00

          (g)  Payments,  if  any,  on  deposit  as of  the  Determination  Date received from any Interest Rate Protection Agreements.......$0.00

          (h)  Reallocated Class D Principal Collections...................$0.00

          (i)  Reallocated Collateral Principal Collections................$0.00

          (j)  Reallocated Class B Principal Collections...................$0.00

          (k) Total Available Finance Charge Collections and Reallocated Principal Collections for Series 2000-1 (total of (a), (b), (c),
               (d), (e), (f), (g), (h), (i) and (j) above).........$9,112,595.28

     (3) Available Principal Collections for Series 2000-1 for the Monthly Period immediately preceding the Distribution Date

          (a)  The Principal  Receivables  collected and allocated to the Series
               2000-1 Certificates................................$39,771,670.52

          (b)  Shared  Principal  Collections from other Series allocated to the
               Series 2000-1 Certificates..................................$0.00

          (c)  Additional   amounts  to  be  treated  as   Available   Principal
               Collections pursuant to the Series Supplement.......$2,799,957.47

          (d)  Reallocated Class D Principal Collections...................$0.00

          (e)  Reallocated Collateral Principal Collections................$0.00

          (f)  Reallocated Class B Principal Collections...................$0.00

          (g)  Available Principal  Collections for Series 2000-1 (total of (a),
               (b) and (c) minus (d), (e) and (f) above)..........$42,571,627.99

     (4)  Delinquent Balances in the Trust

          The  aggregate   outstanding   balance  of  the  Accounts  which  were
          delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

          (a) 31-60 days                                            $ 97,096,804
          (b) 61-90 days                                              61,184,329
          (c) 91 or more days                                        114,889,259
                                                                    ------------
          (d) Total Delinquencies                                   $273,170,392

     (5)  Defaulted Amount

          (a) The aggregate amount of Defaulted Receivables with respect to the Trust for the Monthly Period immediately preceding the
               Distribution Date..................................$47,890,148.89

          (b) The aggregate Amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
               Distribution Date...................................$6,604,394.72

          (c) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date [Defaulted Receivables minus
               Recoveries]........................................$41,285,754.17

          (d) The Defaulted Amount for the Monthly Period immediately preceding the Distribution Date allocable to the Series 2000-1 Certificates
               (the "Series 2000-1 Defaulted Amount")..............$2,799,957.47

          (e)  The Class A Defaulted  Amount  [Series  2000-1  Defaulted  Amount
               multiplied by the Class A Percentage]...............$2,239,965.98

          (f)  The Class B Defaulted  Amount  [Series  2000-1  Defaulted  Amount
               multiplied by the Class B Percentage].................$251,996.17

     (6)  Class A Charge-Offs

          (a) The excess, if any, of the Class A Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class A Defaulted Amount, (ii) Reallocated Principal Collections applied to such Class A Defaulted Amount, (iii) the amount by which the Class D Invested Amount has been reduced in respect of such Class A Defaulted Amount, (iv) the amount by which the Collateral Invested Amount has been reduced in respect of such Class A Defaulted Amount and (v) the amount by which the Class B Invested Amount has been reduced in respect of such Class A
               Defaulted Amount (a "Class A Charge-Off")...................$0.00

          (b) The amount of the Class A Charge-Off set forth in item 6(a) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
               Class A Certificateholder's investment)..................$0.00000

          (c)  The total amount  reimbursed on the Distribution  Date in respect of Class A Charge-Offs for prior Distribution Dates.........$0.00

          (d) The amount set forth in item 6(c) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class A
               Certificateholder's investment)..........................$0.00000

          (e) The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (7)  Class B Charge-Offs

          (a) The excess, if any, of the Class B Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Class B Defaulted Amount, (ii) Reallocated Class D Principal Collections applied to such Class B Defaulted Amount, (iii) Reallocated Collateral Principal Collections applied to such Class B Defaulted Amount, (iv) the amount by which the Class D Invested Amount has been reduced in respect of such Class B Defaulted Amount and (v) the amount by which the Collateral Invested Amount has been reduced in respect of such Class B
               Defaulted Amount............................................$0.00

          (b) The amount by which the Class B Invested Amount has been reduced on the Distribution Date in respect of Reallocated Class B
               Principal Collections.......................................$0.00

          (c) The amount by which the Class B Invested Amount has been reduced on the Distribution Date in respect of item 6(a) (together with item 7(a), "Class B Charge-Offs")...........................$0.00

          (d) The total amount by which the Class B Invested Amount has been reduced on the Distribution Date as set forth in items 7(a), (b)
               and (c).....................................................$0.00

          (e) The amount set forth in item 7(d) above per $1,000 original certificate principal amount (which will have the effect of
               reducing,    pro   rata,    the    amount   of   each   Class   B
               Certificateholder's investment)..........................$0.00000

          (f) The total amount reimbursed on the Distribution Date in respect of reductions in the Class B Invested Amount on prior
               Distribution Dates..........................................$0.00

          (g) The amount set forth in item 7(f) above per $1,000 original certificate principal amount (which will have the effect of increasing, pro rata, the amount of each Class B
               Certificateholder's investment)..........................$0.00000

          (h) The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution
               Date........................................................$0.00

     (8)  Reductions in the Collateral Interest

          (a) The excess, if any, of the Collateral Defaulted Amount over the sum of (i) Available Finance Charge Collections applied to such Collateral Defaulted Amount, (ii) Reallocated Class D Principal Collections applied to such Collateral Defaulted Amount and (iii) the amount by which the Class D Invested Amount has been reduced in respect of such Collateral Defaulted Amount..............$0.00

          (b) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of Reallocated
               Collateral Principal Collections............................$0.00

          (c) The amount by which the Collateral Invested Amount has been reduced on the Distribution Date in respect of items 6(a) and
               7(a) above..................................................$0.00

          (d) The total amount by which the Collateral Invested Amount has been reduced on the Distribution Date as set forth in items 8(a), (b)
               and (c).....................................................$0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Collateral Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution
               Date........................................................$0.00

     (9)  Reductions in the Class D Interest

          (a) The excess, if any, of the Class D Defaulted Amount over Available Finance Charge Collections applied to such Class D
               Defaulted Amount............................................$0.00

          (b) The amount by which the Class D Invested Amount has been reduced on the Distribution Date in respect of Reallocated Principal
               Collections.................................................$0.00

          (c) The amount by which the Class D Invested Amount has been reduced on the Distribution Date in respect of items 6(a), 7(a) and 8 (a)
               above.......................................................$0.00

          (d) The total amount by which the Class D Invested Amount has been reduced on the Distribution Date as set forth in items 9(a), (b)
               and (c).....................................................$0.00

          (e) The total amount reimbursed on the Distribution Date in respect of reductions in the Class D Invested Amount on prior
               Distribution Dates..........................................$0.00

          (f) The amount, if any, by which the outstanding principal balance of the Class D Interest exceeds the Class D Invested Amount, if any, as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the Distribution Date......$0.00

     (10) Investor Monthly Servicing Fee

          (a)  The amount of the Series 2000-1 Monthly  Servicing Fee payable to the Servicer on the Distribution Date.................$765,625.00

     (11) Class A Monthly Interest

          (a)  Class   A   Monthly   Interest   payable   on  the   Distribution
               Date................................................$2,621,500.00

     (12) Class B Monthly Interest

          (a)  Class   B   Monthly   Interest   payable   on  the   Distribution
               Date..................................................$299,512.50

     (13) Principal Funding Account Amount

          (a) The amount on deposit in the Principal Funding Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date.....$0.00

          (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in February 2004 (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

     (14) Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date...........................................$0.00

     (15) Class A Reserve Account

          (a) The amount on deposit in the Class A Reserve Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.......................................$0.00

          (b)  The Class A Required Reserve Account Amount.................$0.00

     (16) Class B Reserve Account

          (a) The amount on deposit in the Class B Reserve Account on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer Date.......................................$0.00

          (b)  The Class B Required Reserve Account Amount.................$0.00

C)   Class A Invested Amount

     (1)  The Class A Initial Invested Amount....................$420,000,000.00

     (2) The Class A Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date......................................$420,000,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Class A Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class A Invested Amount on such Distribution Date, to the Class A Initial Invested Amount). The amount of a Class A Certificateholder's pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the Class A Certificateholder's Certificate by the
          Pool Factor...................................................1.000000

D)   Class B Invested Amount

     (1)  The Class B Initial Invested Amount.....................$47,250,000.00

     (2) The Class B Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$47,250,000.00

     (3) The Pool Factor for the Distribution Date (which represents the ratio of the Class B Invested Amount, as of such Distribution Date, after giving effect to any adjustment in the Class B Invested Amount on such Distribution Date, to the Class B Initial Invested Amount). The amount of a Class B Certificateholder's pro rata share of the Class B Invested Amount can be determined by multiplying the original denomination of the Class B Certificateholder's Certificate by the
          Pool Factor...................................................1.000000

E)   Collateral Invested Amount

     (1)  The Collateral Initial Invested Amount..................$42,000,000.00

     (2) The Collateral Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$42,000,000.00

     (3)  The Collateral  Invested Amount as a percentage of the Invested Amount on such Distribution Date........................................8.00%

F)   Class D Invested Amount

     (1)  The Class D Initial Invested Amount.....................$15,750,000.00

     (2) The Class D Invested Amount on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
          Distribution Date.......................................$15,750,000.00

     (3)  The Class D Invested  Amount as a percentage of the Invested Amount on such Distribution Date...........................................3.00%

G)   Receivables Balances

     (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period..................................................$7,668,263,557

     (2) The aggregate amount of Finance Charge Receivables in the Trust at the close of business on the last day of the immediately preceding Monthly
          Period....................................................$160,584,551

H)   Annualized Percentages

     (1) The Gross Yield (Available Finance Charge Collections for the Series 2000-1 Certificates for the preceding Monthly Period (excluding payments received from Interest Rate Protection Agreements) divided by the Invested Amount of the Series 2000-1 Certificates as of the last day of the next preceding Monthly Period, multiplied by 12).....20.83%

     (2) The Net Loss Rate (the Series 2000-1 Defaulted Amount for the preceding Monthly Period divided by the Invested Amount of the Series 2000-1 Certificates as of the last day of the next preceding Monthly
          Period, multiplied by 12)........................................6.40%

     (3)  The  Portfolio  Yield (the Gross Yield minus the Net Loss Rate for the
          Series 2000-1 Certificates for the preceding Monthly Period)....14.43%

     (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee (based on an assumed Servicing Fee Rate of 2% per annum) for the preceding Monthly Period with respect to the related Distribution Date, divided by the Invested Amount of the Series 2000-1 Certificates as of the last day of the next preceding Monthly Period, multiplied by
          12)..............................................................9.34%

     (5)  The Net Spread (the Portfolio Yield minus the Base Rate for the Series
          2000-1 Certificates for the preceding Monthly Period)............5.09%

     (6) The Monthly Payment Rate (Collections of Principal Receivables and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
          Receivables  in the  Trust as of the  last  day of the next  preceding
          Monthly Period)..................................................9.11%

(I)  Series 2000-1 Information for the Last Three Distribution Dates

     1)   Gross Yield

          a) 07/17/2000                      20.83%
          b) 06/15/2000                      21.40%
          c) 05/15/2000                      19.33%

     2)   Net Loss Rate

          a) 07/17/2000                       6.40%
          b) 06/15/2000                       6.08%
          c) 05/15/2000                       6.27%

     3)   Net Spread (Portfolio Yield Minus Base Rate)

          a) 07/17/2000                       5.09%
          b) 06/15/2000                       6.04%
          c) 05/15/2000                       3.97%

          Three Month Average                 5.03%

     4)   Monthly Payment Rate

          a) 07/17/2000                       9.11%
          b) 06/15/2000                       9.48%
          c) 05/15/2000                       8.71%


                                            PROVIDIAN NATIONAL BANK
                                            Servicer


                                            By: /s/ Daniel Sanford
                                                -----------------------------
                                            Name:   Daniel Sanford
                                            Title:  Senior Vice President and
                                                    Controller